                                                   AMENDED AND RESTATED
                                                SERVICE PLAN AND AGREEMENT

                                                           with

                                            OppenheimerFunds Distributor, Inc.

                                                   For Class A Shares of

                                             Oppenheimer U.S. Government Trust

This Amended and Restated  SERVICE PLAN AND  AGREEMENT  (the "Plan") is dated as of the 11thth day of April,  2002,  by and between Oppenheimer U.S. Government Trust (the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The  Plan.  This  Plan is the  Fund's  written  service  plan  for its  Class A  Shares  described  in the  Fund's
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registration  statement as of the date this Plan takes effect,  contemplated by and to comply with Rule 2830 of the Conduct
Rules of the National  Association of Securities  Dealers,  Inc., pursuant to which the Fund will reimburse the Distributor for a portion of its costs  incurred in  connection  with the personal  service and  maintenance  of  shareholder  accounts
("Accounts")  that hold Class A Shares (the  "Shares") of the Fund.  The Fund may be deemed to be acting as  distributor of securities  of which it is the issuer,  pursuant to Rule 12b-1 under the  Investment  Company Act of 1940 (the "1940 Act"), according to the terms of this Plan.  The  Distributor  is authorized  under the Plan to pay  "Recipients,"  as hereinafter defined,  for rendering  services and for the maintenance of Accounts.  Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:
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         (a)      "Recipient" shall mean any broker,  dealer, bank or other institution which: (i) has rendered services in connection with the personal  service and  maintenance of Accounts;  (ii) shall furnish the Distributor (on behalf of the Fund) with such  information as the Distributor  shall  reasonably  request to answer such questions as may arise  concerning  such service;  and (iii) has been selected by the  Distributor  to receive  payments  under the
         Plan.  Notwithstanding  the  foregoing,  a majority of the Fund's  Board of  Trustees  (the  "Board")  who are not
         "interested  persons"  (as defined in the 1940 Act) and who have no direct or indirect  financial  interest in the operation of this Plan or in any  agreements  relating to this Plan (the  "Independent  Trustees")  may remove any broker,  dealer,  bank or other  institution  as a Recipient,  whereupon  such  entity's  rights as a  third-party beneficiary hereof shall terminate.

         (b)      "Qualified Holdings" shall mean, as to any Recipient,  all Shares owned beneficially or of record by: (i)
         such  Recipient,  or (ii) such  brokerage or other  customers,  or  investment  advisory or other  clients of such
         Recipient  and/or  accounts as to which such Recipient is a fiduciary or custodian or co-fiduciary or co-custodian
         (collectively,  the "Customers"), but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan.  In the event that two entities  would  otherwise  qualify as Recipients as to the same
         Shares,  the Recipient  which is the dealer of record on the Fund's books shall be deemed the Recipient as to such
         Shares for purposes of this Plan.
3.       Payments.
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         (a) Under the Plan,  the Fund will make payments to the  Distributor,  within  forty-five  (45) days of the end of each  calendar  quarter,  in the amount of the lesser of: (i) 0.25% on an annual  basis of the average  during the calendar  quarter of the aggregate  net asset value of the Shares,  computed as of the close of each business day, or (ii) the  Distributor's  actual  expenses  under the Plan for that  quarter of the type  approved by the Board.
         Notwithstanding  the  foregoing,  the Fund will not make payments to the  Distributor  in excess of the amount the
         Distributor  pays to  Recipients.  The  Distributor  will use such fee  received  from the Fund in its entirety to reimburse  itself for payments to Recipients and for its other  expenditures and costs of the type approved by the
         Board incurred in connection with the personal service and maintenance of Accounts including,  but not limited to, the services  described in the following  paragraph.  The  Distributor  may make Plan payments to any  "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

                  The services to be rendered by the  Distributor  and Recipients in connection  with the personal  service and the  maintenance  of Accounts  may  include,  but shall not be limited to, the  following:  answering  routine inquiries from the Recipient's  customers  concerning the Fund, providing such customers with information on their investment in Shares,  assisting in the  establishment  and  maintenance of accounts or  sub-accounts in the Fund, making the Fund's  investment plans and dividend payment options  available,  and providing such other information and customer  liaison  services and the  maintenance  of Accounts as the  Distributor  or the Fund may  reasonably request.  It may be presumed that a Recipient has provided services  qualifying for compensation under the Plan if it has  Qualified  Holdings  of Shares to  entitle it to  payments  under the Plan.  In the event that  either the
         Distributor or the Board should have reason to believe that,  notwithstanding the level of Qualified  Holdings,  a
         Recipient may not be rendering  appropriate  services,  then the Distributor,  at the request of the Board,  shall require the Recipient to provide a written report or other  information to verify that said Recipient is providing appropriate  services in this regard. If the Distributor still is not satisfied,  it may take appropriate steps to terminate  the  Recipient's  status as such  under the  Plan,  whereupon  such  entity's  rights as a  third-party beneficiary hereunder shall terminate.

                  Payments  received by the  Distributor  from the Fund under the Plan will not be used to pay any interest expense,  carrying  charges or other  financial  costs, or allocation of overhead by the  Distributor,  or for any other  purpose  other than for the payments  described in this  Section 3. The amount  payable to the  Distributor each quarter will be reduced to the extent that reimbursement  payments otherwise  permissible under the Plan have not been  authorized  by the Board for that quarter.  Any  unreimbursed  expenses  incurred for any quarter by the
         Distributor may not be recovered in later periods.

(b)      The Distributor  shall make payments to any Recipient  quarterly,  within  forty-five (45) days of the end of each calendar  quarter,  at a rate not to exceed 0.25% on an annual  basis of the average  during the calendar quarter of the aggregate net asset value of the Shares  computed as of the close of each business day, of
                  Qualified  Holdings owned  beneficially  or of record by the Recipient or by its Customers.  However,  no such payments shall be made to any Recipient for any such quarter in which its Qualified  Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified  Holdings"),  if any, to be set from time to time by a majority of the Independent Trustees.

         Alternatively,  the Distributor may, at its sole option,  make the following service fee payments to any Recipient quarterly,  within  forty-five (45) days of the end of each calendar  quarter:  (A) "Advance Service Fee Payments"
         at a rate not to exceed  0.25% of the average  during the  calendar  quarter of the  aggregate  net asset value of
         Shares,  computed as of the close of business on the day such Shares are sold,  constituting  Qualified  Holdings, sold by the  Recipient  during  that  quarter  and owned  beneficially  or of record  by the  Recipient  or by its
         Customers,  plus (B) service fee payments at a rate not to exceed  0.25% on an annual basis of the average  during the calendar  quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day, constituting  Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one (1) year. At the Distributor's  sole option,  Advance Service Fee Payments may be made more often than quarterly,  and sooner than the end of the calendar  quarter.  In the event Shares are redeemed less than one year after the date such Shares were sold, the Recipient is obligated to and will repay the  Distributor on demand a pro rata portion of such Advance  Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

         A majority of the  Independent  Trustees may at any time or from time to time increase or decrease and  thereafter adjust the rate of fees to be paid to the  Distributor or to any  Recipient,  but not to exceed the rate set forth above, and/or increase or decrease the number of shares constituting  Minimum Qualified Holdings.  The Distributor shall notify all Recipients of the Minimum  Qualified  Holdings and the rate of payments  hereunder  applicable to
         Recipients,  and shall  provide each  Recipient  with written  notice  within thirty (30) days after any change in these  provisions.  Inclusion of such provisions or a change in such  provisions in a revised  current  prospectus shall constitute sufficient notice.

         (c)      Under the Plan, payments may be made to Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI") from its own resources  (which may include  profits  derived from the advisory fee it receives  from the Fund),  or (ii) by the
         Distributor (a subsidiary of OFI), from its own resources.

4.       Selection and  Nomination of Trustees.  While this Plan is in effect,  the selection or replacement of Independent
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Trustees  and the  nomination  of those  persons to be  Trustees of the Fund who are not  "interested  persons" of the Fund shall be committed to the discretion of the Independent  Trustees.  Nothing herein shall prevent the  Independent  Trustees from  soliciting  the views or the  involvement of others in such selection or nomination if the final decision on any such selection and nomination is approved by a majority of the incumbent Independent Trustees.

5.       Reports.  While this Plan is in effect,  the  Treasurer  of the Fund shall  provide at least  quarterly  a written
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report to the Fund's Board for its review,  detailing the amount of all payments  made pursuant to this Plan,  the identity of the  Recipient of each such payment,  and the purposes for which the payments were made.  The report shall state whether all  provisions of Section 3 of this Plan have been complied  with. The  Distributor  shall  annually  certify to the Board the amount of its total  expenses  incurred that year with respect to the personal  service and  maintenance of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6.       Related  Agreements.  Any  agreement  related to this Plan shall be in writing and shall  provide  that:  (i) such
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agreement  may be  terminated  at any time,  without  payment  of any  penalty,  by vote of a majority  of the  Independent
Trustees  or by a vote of the  holders  of a  "majority"  (as  defined in the 1940 Act) of the  Fund's  outstanding  voting securities  of the  Class,  on not more than sixty  days  written  notice to any other  party to the  agreement;  (ii) such agreement shall  automatically  terminate in the event of its  "assignment" (as defined in the 1940 Act); (iii) it shall go into effect when approved by a vote of the Board and its  Independent  Trustees cast in person at a meeting  called for the purpose of voting on such  agreement;  and (iv) it shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such  continuance is specifically  approved at least annually by the Board and its Independent
Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination and Amendment. This Plan has been approved by a vote of the Independent
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Trustees  cast in person at a meeting  called on April 11, 2002 for the purpose of voting on this Plan.  Unless  terminated as  hereinafter  provided,  it shall  continue  in  effect  until  renewed  by the  Board in  accordance  with the Rule and thereafter  from year to year  thereafter  or as the Board may  otherwise  determine  only so long as such  continuance  is specifically  approved at least  annually by the Board and its  Independent  Trustees by a vote cast in person at a meeting called for the  purpose of voting on such  continuance.  This Plan may be  terminated  at any time by vote of a majority of the  Independent  Trustees  or by the vote of the  holders  of a  "majority"  (as  defined  in the 1940 Act) of the  Fund's outstanding  voting  securities of Class A. This Plan may not be amended to increase  materially  the amount of payments to be made without approval of the Class A Shareholders,  in the manner  described above, and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

8. Disclaimer of Shareholder and Trustee  Liability.  The  Distributor  understands  that the obligations of the Fund under
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this Plan are not binding upon any Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's property.  The  Distributor  represents  that it has  notice  of the  provisions  of the  Declaration  of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                            Oppenheimer U.S. Government Trust

                                            By:      /s/ Robert G. Zack
                                                     Robert G. Zack, Secretary

                                            OppenheimerFunds Distributor, Inc.

                                            By:      /s/ Katherine P. Feld
                                                     Katherine P. Feld,
                                                     Vice President & Secretary

N1a\220\Orgdocs\220-ServPlnAgreeA-(0402).doc